FIRST AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this "First Amendment") is made as of June 25, 2014 by and among BGF HOMES, LLC, a Florida limited liability company, CJJ DEVELOPMENT II, LLC, a Florida limited liability company, DCCF PROPERTIES, LLC, a Florida limited liability company, NBJW PROPERTIES, LLC, a Florida limited liability company, NORTH JACKSONVILLE RENTALS, LLC, a Florida limited liability company, RAMS REAL ESTATE HOLDINGS, LLC, a Florida limited liability company, and OBADIAH G. DORSEY, an individual, (collectively, “Seller”) and REVEN HOUSING REIT, INC., a Maryland corporation (together with any designee identified or appointed by REVEN HOUSING REIT, INC., “Buyer”), with reference to the following recitals.

RECITALS

A. Seller and Buyer entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated May 5, 2014 (“Agreement”) pursuant to which Seller agreed to sell and Buyer agreed to purchase from Seller, forty-nine (49) single family homes in the city of Jacksonville, Florida.

B. Seller and Buyer have agreed to amend the Agreement to decrease the Purchase Price and to create an escrow holdback for purposes of Seller’s repairs to certain of the homes.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

1.                  Definitions. All initially-capitalized terms used in this First Amendment without definition shall have the meanings given such terms in the Agreement.

2.                  Purchase Price. The Purchase Price is hereby changed to Three Million Three Hundred Eighty Thousand and 00/100 Dollars ($3,380,000.00).

3.                  Escrow Holdback. Eighty Two Thousand Two Hundred Sixty-Five and 00/100 Dollars ($82,265.00) (the “Holdback Funds”) shall be withheld by the Escrow Holder until such time as Seller has completed all repairs to the homes identified in the attached Exhibit I (the “Holdback Repairs”) to Buyer’s reasonable satisfaction. Such Holdback Repairs shall be completed by Seller, at Seller’s sole cost and expense, not later than thirty (30) days after Closing. Seller shall provide to Buyer invoices and related back-up documentation reasonably acceptable to Buyer pertaining to all Holdback Repairs, as well as photographs reasonably acceptable to Buyer depicting each and every item to be repaired before such repair has begun and after such repair has been completed. All Holdback Funds shall remain held by the Escrow Holder until all Holdback Repairs are completed to Buyer’s reasonable satisfaction. Upon the completion of all Holdback Repairs to Buyer’s reasonable satisfaction, Buyer shall instruct the Escrow Holder to release the Holdback Funds to Seller.

1

4.                  Buyer’s Intent to Close. Pursuant to Section 7 of the Agreement, Buyer hereby notifies Seller of Buyer’s election to purchase the Property.

5.                  Governing Law. This First Amendment shall be governed by the laws of the State of Florida.

6.                  Full Force and Effect. Except as modified herein, Buyer and Seller agree and affirm that the Agreement remains in full force and effect.

7.                  Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this First Amendment shall constitute an original for all purposes.

8.                  Miscellaneous. This First Amendment, together with the Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of the First Amendment and the Agreement, the provisions of this First Amendment shall govern and control. This First Amendment shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns, if any.

[Remainder of this page deliberately left blank]

2

IN WITNESS WHEREOF, Buyer and Seller have caused this First Amendment to be duly executed on their behalfs as of the day and year first stated above.

SELLER

BGF HOMES, LLC, a Florida limited liability company

By:	/s/ Gary Moreau
Name:	Gary Moreau
Its:	Member

CJJ DEVELOPMENT II, LLC, a Florida limited liability company

By:	/s/ Rob Udell
Name:	Rob Udell
Its:	Chief Financial Officer

DCCF PROPERTIES, LLC, a Florida limited liability company

By:	/s/ Chris Funk
Name:	Chris Funk
Its:	Member

NBJW PROPERTIES, LLC, a Florida limited liability company

By:	/s/ Chris Funk
Name:	Chris Funk
Its:	Member

3

NORTH JACKSONVILLE RENTALS, LLC, a Florida limited liability company

By:	/s/ Chris Funk
Name:	Chris Funk
Its:	Member

RAMS REAL ESTATE HOLDINGS, LLC, a Florida limited liability company

By:	Amal Soni
Name:	Amal Soni
Its:

OBADIAH G. DORSEY, an individual

/s/ Obadiah G. Dorsey

BUYER

Reven HOUSING REIT, INC., a Maryland corporation

By:	/s/ Thad Meyer
Thad Meyer
Chief Financial Officer

4